UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2013

 BROOKFIELD GLOBAL LISTED INFRASTRUCTURE INCOME FUND INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-35283 (Commission File Number)	80-0736693 (IRS Employer Identification No.)

Brookfield Place 250 Vesey Street New York, New York (Address of principal executive offices)	10281-1023 (Zip Code)

(800) 497-3746

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 21, 2013, the Board of Directors (the “Board”) of Brookfield Global Listed Infrastructure Income Fund Inc., a Maryland corporation (the “Fund”), approved and adopted an amendment (the “Amendment”) to the Amended and Restated Bylaws of the Fund. The Amendment was effective as of November 21, 2013.

New Article XIV requires (unless the Board agrees otherwise) that any of the following four types of litigation be brought in the Circuit Court for Baltimore City, Maryland (or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division): (a) a derivative lawsuit; (b) an action asserting breach of fiduciary duty; (c) an action pursuant to any provision of the Maryland General Corporation Law; and (d) an action asserting a claim governed by the internal affairs doctrine.

The preceding is qualified in its entirety by reference to the Amended and Restated Bylaws of the Fund, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1 Amended and Restated Bylaws of Brookfield Global Listed Infrastructure Income Fund Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKFIELD GLOBAL LISTED INFRASTRUCTURE INCOME FUND INC.
By:	/s/ Angela W. Ghantous
Angela W. Ghantous
Treasurer

Date: November 26, 2013